Filed Pursuant to Rule 433
Registration Statement No. 333-86874
March 9, 2006

Honeywell International Inc.

Pricing Term Sheet
Fixed Rate Note

Issuer:	Honeywell International Inc.
Security Type:	SEC Registered
Principal Amount:	$400,000,000
Coupon:	5.400%
Stated Maturity Date:	March 15, 2016
Issue Price:	99.771% of face amount
Yield to Maturity:	5.430%
US Treasury Benchmark:	4.500% due February 2016
US Treasury Yield:	4.730%
Spread to US Treasury:	0.700%
Trade Date:	March 9, 2006
Original Issue/Settlement Date:	March 14, 2006
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2016
Make Whole Call:	T+ 15 bp
Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC
Senior Co-Managers:	Bank of America Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc.
Co-Managers:	ABN AMRO Incorporated, Mitsubishi UFJ Securities International plc, BNP Paribas Securities Corp., RBS Greenwich Capital Markets, Inc. and Wachovia Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities Inc. collect at 1-212-834-4533 or UBS Securities LLC toll free at 1-800-722-9555 ext. 1088.

Honeywell International Inc.

Pricing Term Sheet
Fixed Rate Note

Issuer:	Honeywell International Inc.
Security Type:	SEC Registered
Principal Amount:	$550,000,000
Coupon:	5.700%
Stated Maturity Date:	March 15, 2036
Issue Price:	99.629% of face amount
Yield to Maturity:	5.726%
US Treasury Benchmark:	5.375% due February 2031
US Treasury Yield:	4.826%
Spread to US Treasury:	0.900%
Trade Date:	March 9, 2006
Original Issue/Settlement Date:	March 14, 2006
Interest Payment Dates:	March 15 and September 15, commencing September 15, 2006
Make Whole Call:	T+ 20 bp
Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC
Senior Co-Managers:	Bank of America Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc.
Co-Managers:	ABN AMRO Incorporated, Mitsubishi UFJ Securities International plc, BNP Paribas Securities Corp., RBS Greenwich Capital Markets, Inc. and Wachovia Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities Inc. collect at 1-212-834-4533 or UBS Securities LLC toll free at 1-800-722-9555 ext. 1088.

Honeywell International Inc.

Pricing Term Sheet
Floating Rate Note

Issuer:	Honeywell International Inc.
Security Type:	SEC Registered
Principal Amount:	$300,000,000
Coupon:	Three-Month LIBOR + 0.06%
Stated Maturity Date:	March 13, 2009
Issue Price:	100% of face amount
Trade Date:	March 9, 2006
Original Issue/Settlement Date:	March 14, 2006
Interest Reset and Payment Dates:	March 13, June 13, September 13, and December 13, commencing June 13, 2006
Initial Interest Rate:	Three-Month LIBOR + 0.06%, to be determined on the second LIBOR Business Day prior to the Original Issue Date
Bookrunners:	Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC
Senior Co-Managers:	Bank of America Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc.
Co-Managers:	ABN AMRO Incorporated, Mitsubishi UFJ Securities International plc, BNP Paribas Securities Corp., RBS Greenwich Capital Markets, Inc. and Wachovia Securities, LLC

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611, J.P. Morgan Securities Inc. collect at 1-212-834-4533 or UBS Securities LLC toll free at 1-800-722-9555 ext. 1088.